EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated December 14, 2001, accompanying the consolidated financial statements and schedule of Alpha Technologies Group, Inc. and subsidiaries included in the Annual Report on Form 10-K for the fiscal year ended October 27, 2002, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP
Houston, Texas
February 12, 2003